Exhibit 99.1

Cerence Announces Third Quarter Fiscal Year 2024 Results

Headlines

•
Q3 revenue in-line with guidance; positive cash flow from operations of $12.9 million
•
Five generative AI customer programs released to production
•
Transformation plans estimated to deliver net annualized cost savings of $35-40 million, predominantly realized in FY25

BURLINGTON, Mass., August 8, 2024 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its third quarter fiscal year 2024 results for the quarter ended June 30, 2024.

Results Summary (1,2)

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP revenue	$70.5	$61.7	$276.7	$213.7
GAAP gross margin	71.5%	66.0%	75.7%	66.2%
Non-GAAP gross margin	72.4%	66.5%	76.4%	67.7%
GAAP operating margin (3)	-503.1%	-13.8%	-202.6%	-14.6%
Non-GAAP operating margin	14.7%	0.5%	27.6%	8.1%
GAAP net loss(3)	$(313.5)	$(16.5)	$(567.7)	$(44.7)
GAAP net loss margin(3)	-444.5%	-26.7%	-205.2%	-20.9%
Non-GAAP net income (loss)	$8.4	$(1.7)	$59.1	$10.8
Adjusted EBITDA	$12.5	$2.8	$82.6	$24.9
Adjusted EBITDA margin	17.7%	4.5%	29.8%	11.7%
GAAP net loss per share - diluted(3)	$(7.50)	$(0.41)	$(13.66)	$(1.11)
Non-GAAP net income (loss) per share - diluted	$0.19	$(0.04)	$1.27	$0.27

(1)
As previously disclosed, Q1FY24 revenue includes the non-cash revenue associated with the Toyota “Legacy” contract and related impacts totaling $86.6M.
(2)
Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(3)
Includes a Goodwill impairment charge of $252M in Q2FY24 and $357M in Q3FY24.

Stefan Ortmanns, Chief Executive Officer of Cerence, commented:

“Our Q3 results came in as expected, including strong cash flow from operations.

We continue to make steady progress with our new generative AI products, as five customer projects with four global automakers are now in production. We have eight generative AI wins year-to-date and four additional customer launches expected by the end of the calendar year.

As we discussed last quarter, we are undertaking a significant transformation to bring our operating costs in line with our revenue run-rate profile, with the objective of generating consistent, positive adjusted EBITDA and cash flow from operations. Our plans, which will be implemented mainly in our fourth quarter, currently estimate net annualized cost savings of approximately $35 to $40 million, which are expected to benefit our business model beginning in our fiscal year 2025 and enable us to focus on the products and innovations that drive meaningful revenue and best support our automaker customers as they navigate changing conditions throughout the industry.

As we approach the end of the fiscal year, we are keenly focused on our goals of implementing our transformation plan, driving continued momentum for our new generative AI products and next-gen roadmap, and achieving our Q4 and full-year financial objectives.”

Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q3FY24
Percent of worldwide auto production with Cerence Technology (TTM)	53%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	19%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	3%

(1)
Please refer to the “Key Performance Indicators” section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2)
Based on IHS Markit data, global auto production increased 4% over the same time period ended on June 30, 2024.
(3)
Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

Fourth Quarter and Full Year Fiscal 2024 Outlook

For the fiscal quarter ending September 30, 2024, revenue is expected to be in the range of $44 million to $50 million. GAAP net loss is expected to be in the range of ($32) million to ($28) million. Adjusted EBITDA is expected to be in the range of approximately ($19) million to ($13) million.

Accordingly, for the full fiscal year ending September 30, 2024, the company expects revenue to be in the range of $321 million to $327 million which includes an estimated $30 million of fixed contracts. GAAP net loss is expected to be in the range of ($600) million to ($596) million, which includes a goodwill impairment charge of $357.1 million for the three months ended June 30, 2024, in addition to the impairment charge for the three months ended March 31, 2024, of $252.1 million. Adjusted EBITDA is expected to be in the range of approximately $64 million to $70 million.

The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs.

Additional details regarding guidance will be provided during the earnings call.

Cerence Conference Call and Webcast

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here.

Webcast access will also be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

A replay of the webcast can be accessed by visiting the company’s website 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this press release regarding: Cerence’s future performance, results and financial condition; expected growth and profitability; outlook; transformation plans and cost efficiency initiatives, including the estimated net savings of operating costs; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology; expected benefits of technology partnerships; and management’s future expectations, estimates, assumptions, beliefs, goals, objectives, targets, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; automotive production delays; changes in customer forecasts; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine, conflict between Israel and Hamas and attacks on commercial ships in the Red Sea by the Houthi groups on our and our customers’ businesses; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition;

our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; fluctuating currency rates and interest rates; inflation; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended June 30, 2024 and 2023, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA.

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, and the release of a pre-acquisition contingency.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Adjustments to income tax provision.

Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Key Performance Indicators

We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2024, our management has reviewed the following KPIs, each of which is described below:

•
Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.
•
Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.
•
Change in Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

____________

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, AI-powered interaction between humans and their vehicles, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and 500 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or two-wheelers, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Senior Vice President of Investor Relations

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

CERENCE INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
License	$43,055	$25,837	$99,405	$102,054
Connected services	10,939	18,583	121,356	55,903
Professional services	16,545	17,240	55,938	55,754
Total revenues	70,539	61,660	276,699	213,711
Cost of revenues:
License	1,795	2,343	4,803	6,166
Connected services	5,718	5,562	18,380	18,218
Professional services	12,592	12,930	44,036	47,441
Amortization of intangible assets	—	103	103	310
Total cost of revenues	20,105	20,938	67,322	72,135
Gross profit	50,434	40,722	209,377	141,576
Operating expenses:
Research and development	31,184	30,202	96,336	88,190
Sales and marketing	5,208	4,277	16,898	21,656
General and administrative	9,831	13,019	39,283	46,453
Amortization of intangible assets	550	553	1,650	5,297
Restructuring and other costs, net	1,490	1,172	6,746	11,075
Goodwill impairment	357,076	—	609,172	—
Total operating expenses	405,339	49,223	770,085	172,671
Loss from operations	(354,905)	(8,501)	(560,708)	(31,095)
Interest income	1,287	1,207	3,909	3,240
Interest expense	(3,104)	(4,120)	(9,451)	(11,637)
Other income (expense), net	626	(2,030)	2,023	2,757
Loss before income taxes	(356,096)	(13,444)	(564,227)	(36,735)
(Benefit from) provision for income taxes	(42,553)	3,011	3,435	7,967
Net loss	$(313,543)	$(16,455)	$(567,662)	$(44,702)
Net loss per share:
Basic	$(7.50)	$(0.41)	$(13.66)	$(1.11)
Diluted	$(7.50)	$(0.41)	$(13.66)	$(1.11)
Weighted-average common share outstanding:
Basic	41,795	40,324	41,566	40,167
Diluted	41,795	40,324	41,566	40,167

CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30,	September 30,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$115,522	101,154
Marketable securities	5,441	9,211
Accounts receivable, net of allowances of $1,607 and $4,044	72,799	61,270
Deferred costs	5,563	6,935
Prepaid expenses and other current assets	40,230	47,157
Total current assets	239,555	225,727
Long-term marketable securities	5,343	10,607
Property and equipment, net	30,731	34,013
Deferred costs	18,267	20,299
Operating lease right of use assets	11,553	11,961
Goodwill	292,276	900,342
Intangible assets, net	2,184	3,875
Deferred tax assets	50,102	46,601
Other assets	23,970	44,165
Total assets	$673,981	$1,297,590
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,303	$16,873
Deferred revenue	43,785	77,068
Short-term operating lease liabilities	4,646	5,434
Short-term debt	86,945	-
Accrued expenses and other current liabilities	37,563	48,718
Total current liabilities	183,242	148,093
Long-term debt	193,435	275,951
Deferred revenue, net of current portion	109,262	145,531
Long-term operating lease liabilities	7,577	7,947
Other liabilities	26,265	25,193
Total liabilities	519,781	602,715
Stockholders' Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 41,804 and 40,423 shares issued and outstanding, respectively	418	404
Accumulated other comprehensive loss	(28,587)	(27,966)
Additional paid-in capital	1,083,693	1,056,099
Accumulated deficit	(901,324)	(333,662)
Total stockholders' equity	154,200	694,875
Total liabilities and stockholders' equity	$673,981	$1,297,590

CERENCE INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(567,662)	$(44,702)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	8,049	13,151
Provision for credit loss reserve	3,624	3,626
Stock-based compensation	19,291	31,801
Non-cash interest expense	4,481	1,450
Loss on debt extinguishment	-	1,333
Deferred tax (benefit) provision	(2,877)	1,536
Goodwill impairment	609,172	-
Unrealized foreign currency transaction losses (gains)	507	(5,441)
Other	(37)	(4,004)
Changes in operating assets and liabilities:
Accounts receivable	(3,762)	(10,951)
Prepaid expenses and other assets	16,800	19,902
Deferred costs	3,589	2,511
Accounts payable	(6,233)	4,799
Accrued expenses and other liabilities	(3,236)	(334)
Deferred revenue	(70,625)	(18,437)
Net cash provided by (used in) operating activities	11,081	(3,760)
Cash flows from investing activities:
Capital expenditures	(3,550)	(3,597)
Purchases of marketable securities	-	(18,025)
Sale and maturities of marketable securities	9,207	20,200
Other investing activities	(1,332)	(1,024)
Net cash provided by (used in) investing activities	4,325	(2,446)
Cash flows from financing activities:
Proceeds from revolving credit facility	-	24,700
Proceeds from long-term debt, net of discount	-	190,000
Payments for long-term debt issuance costs	(419)	(16,786)
Principal payments of long-term debt	-	(198,438)
Common stock repurchases for tax withholdings for net settlement of equity awards	(9,857)	(4,834)
Principal payment of lease liabilities arising from a finance lease	(303)	(355)
Proceeds from the issuance of common stock	10,637	4,687
Net cash provided by (used in) financing activities	58	(1,026)
Effects of exchange rate changes on cash and cash equivalents	(1,096)	(1,515)
Net change in cash and cash equivalents	14,368	(8,747)
Cash and cash equivalents at beginning of period	101,154	94,847
Cash and cash equivalents at end of period	$115,522	$86,100

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP revenue	$70,539	$61,660	$276,699	$213,711

GAAP gross profit	$50,434	$40,722	$209,377	$141,576
Stock-based compensation	642	163	1,948	2,699
Amortization of intangible assets	-	103	103	310
Non-GAAP gross profit	$51,076	$40,988	$211,428	$144,585
GAAP gross margin	71.5%	66.0%	75.7%	66.2%
Non-GAAP gross margin	72.4%	66.5%	76.4%	67.7%

GAAP operating loss	$(354,905)	$(8,501)	$(560,708)	$(31,095)
Stock-based compensation	6,166	6,974	19,291	31,801
Amortization of intangible assets	550	656	1,753	5,607
Restructuring and other costs, net	1,490	1,172	6,746	11,075
Goodwill impairment	357,076	-	609,172	-
Non-GAAP operating income	$10,377	$301	$76,254	$17,388
GAAP operating margin	-503.1%	-13.8%	-202.6%	-14.6%
Non-GAAP operating margin	14.7%	0.5%	27.6%	8.1%

GAAP net loss	$(313,543)	$(16,455)	$(567,662)	$(44,702)
Stock-based compensation	6,166	6,974	19,291	31,801
Amortization of intangible assets	550	656	1,753	5,607
Restructuring and other costs, net	1,490	1,172	6,746	11,075
Goodwill impairment	357,076	-	609,172	-
Depreciation	2,115	2,462	6,296	7,544
Total other expense, net	(1,191)	(4,943)	(3,519)	(5,640)
(Benefit from) provision for income taxes	(42,553)	3,011	3,435	7,967
Adjusted EBITDA	$12,492	$2,763	$82,550	$24,932
GAAP net loss margin	-444.5%	-26.7%	-205.2%	-20.9%
Adjusted EBITDA margin	17.7%	4.5%	29.8%	11.7%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP net loss	$(313,543)	$(16,455)	$(567,662)	$(44,702)
Stock-based compensation	6,166	6,974	19,291	31,801
Amortization of intangible assets	550	656	1,753	5,607
Restructuring and other costs, net	1,490	1,172	6,746	11,075
Loss on debt extinguishment	-	1,333	-	1,333
Goodwill impairment	357,076	-	609,172	-
Non-cash interest expense	1,542	540	4,481	1,450
Other	(30)	(25)	(86)	(844)
Adjustments to income tax expense	(44,867)	4,144	(14,584)	5,107
Non-GAAP net income (loss)	$8,384	$(1,661)	$59,111	$10,827

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(313,543)	$(16,455)	$(567,662)	$(44,702)

Non-GAAP Numerator:
Net income (loss) attributed to common shareholders - basic	$8,384	$(1,661)	$59,111	$10,827
Interest on the Notes, net of tax	604	-	3,335	-
Net income (loss) attributed to common shareholders - diluted	$8,988	$(1,661)	$62,446	$10,827

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,795	40,324	41,566	40,167

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,795	40,324	41,566	40,167
Adjustment for diluted shares	5,157	-	7,759	197
Weighted-average common shares outstanding - diluted	46,952	40,324	49,325	40,364

GAAP net loss per share - diluted	$(7.50)	$(0.41)	$(13.66)	$(1.11)
Non-GAAP net income (loss) per share - diluted	$0.19	$(0.04)	$1.27	$0.27

GAAP net cash provided by (used in) operating activities	$12,852	$(8,197)	$11,081	$(3,760)
Capital expenditures	(774)	(1,520)	(3,550)	(3,597)
Free Cash Flow	$12,078	$(9,717)	$7,531	$(7,357)

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q4 2024		FY2024
	Low	High	Low	High
GAAP revenue	$44,000	$50,000	$320,700	$326,700

GAAP gross profit	$24,200	$30,200	$233,500	$239,500
Stock-based compensation	300	300	2,300	2,300
Amortization of intangible assets	-	-	100	100
Non-GAAP gross profit	$24,500	$30,500	$235,900	$241,900
GAAP gross margin	55%	60%	73%	73%
Non-GAAP gross margin	56%	61%	74%	74%

GAAP operating loss	$(35,900)	$(31,600)	$(596,500)	$(592,200)
Stock-based compensation	4,000	4,000	23,300	23,300
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	10,400	12,100	17,100	18,800
Goodwill impairment	-	-	609,200	609,200
Non-GAAP operating (loss) income	$(20,900)	$(14,900)	$55,400	$61,400
GAAP operating margin	-82%	-63%	-186%	-181%
Non-GAAP operating margin	-48%	-30%	17%	19%

GAAP net loss	$(32,200)	$(27,900)	$(599,900)	$(595,600)
Stock-based compensation	4,000	4,000	23,300	23,300
Amortization of intangible assets	600	600	2,300	2,300
Restructuring and other costs, net	10,400	12,100	17,100	18,800
Goodwill impairment	-	-	609,200	609,200
Depreciation	2,200	2,200	8,500	8,500
Total other expense, net	(2,000)	(2,000)	(5,600)	(5,600)
Benefit from income taxes	(5,600)	(5,600)	(2,200)	(2,200)
Adjusted EBITDA	$(18,600)	$(12,600)	$63,900	$69,900
GAAP net loss margin	-73%	-56%	-187%	-182%
Adjusted EBITDA margin	-42%	-25%	20%	21%

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q4 2024		FY2024
	Low	High	Low	High
GAAP net loss	$(32,200)	$(27,900)	$(599,900)	$(595,600)
Stock-based compensation	4,000	4,000	23,300	23,300
Amortization of intangibles	600	600	2,300	2,300
Restructuring and other costs, net	10,400	12,100	17,100	18,800
Non-cash interest expense	1,500	1,500	6,000	6,000
Goodwill impairment	-	-	609,200	609,200
Other	-	-	(100)	(100)
Adjustments to income tax expense	(3,000)	(3,000)	(17,700)	(23,700)
Non-GAAP net (loss) income	$(18,700)	$(12,700)	$40,200	$40,200

Adjusted EPS:
GAAP Numerator:
Net loss attributed to common shareholders - basic and diluted	$(32,200)	$(27,900)	$(599,900)	$(595,600)

Non-GAAP Numerator:
Net (loss) income attributed to common shareholders - basic	$(18,700)	$(12,700)	$40,200	$40,200
Interest on the Notes, net of tax	-	-	4,500	4,500
Net (loss) income attributed to common shareholders - diluted	$(18,700)	$(12,700)	$44,700	$44,700

GAAP Denominator:
Weighted-average common shares outstanding - basic and diluted	41,800	41,800	41,600	41,600

Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	41,800	41,800	41,600	41,600
Adjustment for diluted shares	-	-	7,700	7,700
Weighted-average common shares outstanding - diluted	41,800	41,800	49,300	49,300

GAAP net loss per share - diluted	$(0.77)	$(0.67)	$(14.42)	$(14.32)
Non-GAAP net (loss) income per share - diluted	$(0.45)	$(0.30)	$0.91	$0.91